As filed with the Securities and Exchange Commission on April 2, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PALMSOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	77-0586278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1240 Crossman Avenue

Sunnyvale, California 94089-1116

(408) 400-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Nagel

Chief Executive Officer

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089-1116

(408) 400-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence B. Rabkin, Esq.

Deborah A. Marshall, Esq.

Maurine M. Murtagh, Esq.

Howard Rice Nemerovski Canady Falk & Rabkin,

A Professional Corporation

Three Embarcadero Center, 7th Floor

San Francisco, California 94111-4024

(415) 434-1600

David A. Krinsky, Esq. Timothy R. Curry, Esq. Andrew R. Hull, Esq. O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, California 94025 (650) 473-2600

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File No. 333-111871

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be aregistered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $.001 per share	287,500	$18.00	$5,175,000	$655.67

(1)	Includes 37,500 shares subject to an over-allotment option to be granted to the underwriters.
(2)	3,162,500 shares were registered under Registration Statement No. 333-111871, in connection with which a filing fee of $6,265.70 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. PalmSource, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-111871) declared effective on April 1, 2004 by the Securities and Exchange Commission (the “Commission”), including all exhibits thereto.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California on this 1st day of April 2004.

PALMSOURCE, INC.

By:	/s/ DAVID C. NAGEL
David C. Nagel Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the persons whose signatures appear below, which persons have signed such registration statement on Form S-1 in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID C. NAGEL David C. Nagel	Chief Executive Officer (Principal Executive Officer) and Director	April 1, 2004

/s/ ALBERT J. WOOD Albert J. Wood	Chief Financial Officer (Principal Financial and Accounting Officer) and Treasurer	April 1, 2004

* Eric Benhamou	Chairman of the Board and Director	April 1, 2004

* Satjiv S. Chahil	Director	April 1, 2004

* P. Howard Edelstein	Director	April 1, 2004

* Robert J. Finocchio	Director	April 1, 2004

* Jean-Louis F. Gassée	Director	April 1, 2004

* John B. Shoven, Ph.D.	Director	April 1, 2004

*By:	/s/ ALBERT J. WOOD
Albert J. Wood (Attorney-in-Fact)

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBITS
5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, as to legality of the Common Stock
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to PalmSource, Inc.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Be Incorporated
23.3	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1)